UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2011

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

50 Harrison Street, Suite 315A, Hoboken, New Jersey	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-866-505-2895

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included under Item 5.02 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2011 we announced the resignation of Dr. Cameron Durrant from our board of directors. Dr. Durrant’s resignation was not as a result of any disagreement with our company or its policies.

Our current directors and officers are Harvey Lalach, Alexandre Vamvakides, Alison Ayers, Sean Lowry and Robert Chisolm. Harvey Lalach also acts as our President, Secretary and Interim CFO and Alexandre Vamvakides acts as our Chief Scientific Officer.

Also effective September 16, 2011 we amended the May 14, 2009 stock option agreement between our company and Dr. Durrant to extend his stock options to September 15, 2013. A copy of the amended agreement is attached as exhibit 10.1 to this current report and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended Stock Option Agreement dated September 16, 2011 with Cameron Durrant

99.1	News release dated September 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Operating Officer, Interim CFO and Director
Date: September 19, 2011